Exhibit 99.1

PRESS RELEASE

US $

RESOLUTE REPORTS PRELIMINARY THIRD QUARTER 2013 RESULTS

•	Q3 net income of $29 million / $0.31 per share, excluding special items

•	Adjusted EBITDA of $104 million

•	Best pulp quarter in two years

•	$619 million non-cash reduction of U.S. deferred tax assets

MONTREAL, CANADA, October 31, 2013 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) today reported a net loss of $588 million for the quarter ended September 30, 2013, or $6.22 per share, on sales of $1.1 billion. The Company’s quarterly results were significantly affected by a $619 million non-recurring, non-cash income tax charge to reduce the value of deferred income tax assets on its balance sheet.

Excluding total special items of $617 million, net income in the quarter was $29 million, or $0.31 per share. This compares to net income of $13 million, or $0.13 per diluted share, excluding $24 million of special items, in the third quarter ended September 30, 2012. Before adjusting for special items, net income in that quarter was $37 million, or $0.38 per diluted share, on sales of $1.2 billion. Adjusted EBITDA was $104 million in the quarter, compared to $96 million in the year-ago period.

“Again this quarter, our continued asset optimization efforts helped to maximize our earnings power despite challenging market conditions,” said Richard Garneau, president and chief executive officer. “Improvements in volume, transaction price and costs led to the best quarter our pulp segment has seen in two years, which helped to offset the effects of weaker pricing for lumber and excess supply in paper grades.”

Non-GAAP financial measures, such as adjustments for special items and adjusted EBITDA, are reconciled below.

CONSOLIDATED QUARTERLY OPERATING INCOME VARIANCE AGAINST YEAR-AGO PERIOD

Compared to the year-ago period, sales in the quarter declined 2%, or $23 million, to $1.1 billion, primarily as a result of lower pricing ($33 million), mainly in newsprint, and currency fluctuations, offset in part by an increase in volume ($17 million).

The Company recorded operating income of $36 million this quarter, a $5 million improvement over the third quarter of 2012. This reflects a $26 million improvement to pulp and paper manufacturing costs – the benefit of asset optimization initiatives and external power sales from new cogeneration facilities – and a weaker Canadian dollar, offset in part by the lower pricing, largely in newsprint, and higher wood products costs.

Downtime was 90,000 metric tons lower in the pulp and paper segments this quarter, mainly as a result of the extensive downtime taken in 2012 to improve the operational and environmental performance of the newly acquired Saint-Félicien, Québec, pulp mill.

SEGMENT OPERATING INCOME VARIANCE AGAINST PRIOR QUARTER

Newsprint

Operating income in the newsprint segment was $13 million in the third quarter, a $3 million improvement over the second quarter. Newsprint sales rose 3% in the quarter as a result of a 20,000 metric ton increase in shipments, with export sales representing 45% of total newsprint sales, consistent with the first half of the year. After falling $40 since the end of last year, average transaction price has now been stable for two straight quarters. The Company maintained its lower cost advantage in the quarter, reporting operating cost per unit (the “delivered cost”) down 1%, to $589 per metric ton, in line with the new low reported in the previous quarter. The Company generated EBITDA of $50 per metric ton of newsprint shipped, compared to an average of $52 in the four previous quarters, despite the falling prices.

Specialty Papers

Operating income was $17 million in the quarter, compared to breakeven in the previous quarter. Sales rose 2% this quarter due mainly to a 5,000 short ton increase in shipments. Average transaction price was also up $4. Delivered cost fell 7% compared to the second quarter, which included costs and inefficiencies associated with the annual maintenance at our Calhoun, Tennessee, mill. EBITDA was $79 per short ton shipped in the quarter, compared to an average of $61 in the four previous quarters.

Market Pulp

The market pulp segment generated operating income of $21 million in the quarter, $11 million higher than in the second quarter. Sales grew by 2%, to $269 million, on a 2% increase in shipments and a $5 per metric ton increase in average transaction price. This follows increases of 5% in shipments and $27 per metric ton, respectively, in the second quarter. Delivered cost was down 4%, due mainly to better efficiency at mills in the U.S. southeast, in part from the second quarter annual maintenance at Calhoun. EBITDA in the segment was $85 per metric ton shipped in the quarter, compared to an average of $23 in the four previous quarters.

Wood Products

Operating income in the wood products segment fell to breakeven in the quarter, down $16 million sequentially. The 3% increase in sales over the second quarter reflects a 21% increase in shipments offset by a $62 per thousand board feet reduction in lumber prices. Finished goods inventory fell 28% due to the Company’s efforts to reduce the buildup caused by lower than expected demand in May and June, which included scheduled downtime at most sawmills during peak vacation periods. The drop in pricing reduced EBITDA to $22 per thousand board feet shipped, compared to an average of $63 in the four previous quarters.

Coated Papers

The coated paper segment generated an operating loss of $3 million in the quarter, down from operating income of $2 million in the second quarter. Sales slipped 4% on a 6% reduction in shipments, as seasonal demand improvement did not materialize to the degree expected. Delivered cost rose 7% in the quarter, mostly because of the absorption of fixed costs over lower volume and seasonally higher power and wood costs, reducing EBITDA to $51 per short ton shipped, compared to an average of $83 in the four previous quarters.

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CORPORATE & FINANCE

Based on the application of accounting standards, including a review of historical earnings, the Company reduced the carrying value of deferred income tax assets on the balance sheet by $619 million, representing the portion related to its U.S. operations. The reduction is a non-recurring, non-cash adjustment, recorded as an income tax charge.

“This reduction in no way affects our underlying tax attributes nor hinders our ability to use them,” said Jo-Ann Longworth, senior vice president and chief financial officer. “We have over $1.6 billion of U.S. net operating loss carryforwards available to use against future earnings.”

The carrying value of the total net deferred income tax asset recorded on the Company’s balance sheet as of the end of the third quarter was therefore reduced to $1,346 million, from $1,961 million in the previous quarter.

OUTLOOK

Mr. Garneau added: “Building on the encouraging developments this quarter, we see the pulp segment maintaining its positive momentum into the fourth quarter, but the timing of worldwide capacity increases makes 2014 somewhat more uncertain. Wood products should experience better overall pricing in the fourth quarter, based on the gradual increase in lumber prices from the lows late in June. Costs will remain under pressure, however, given lower wood allocation and the additional burdens imposed on producers with the province of Québec’s newly-implemented forest tenure system. As recent history demonstrates, our leaner and efficient operating platform is a key competitive advantage to face challenging market conditions. While the seasonal demand surge for coated and specialty papers failed to materialize as expected, and while conditions could change in newsprint, we nonetheless expect to see sequential volume growth in newsprint and supercalender grades in the fourth quarter before we enter seasonal lows. But we see continued pressure for coated paper as the market struggles to adjust to lower operating rates due to lower demand, grade switching and higher imports.”

EARNINGS CONFERENCE CALL

The Company will hold a conference call to discuss the financial results at 9:00 a.m. (ET) today. The public is invited to join the call at (888) 789-9572 (pass code 5722774) at least fifteen minutes before its scheduled start time. A simultaneous webcast will also be available using the link provided under “Presentations and Webcasts” in the “Investors” section of www.resolutefp.com. A replay of the webcast will be archived on the Company’s website. A phone replay will also be available until November 14 by dialing (800) 408-3053 with the pass code 6229639.

DESCRIPTION OF SPECIAL ITEMS

Special items, net of tax	Third quarter	Third quarter
(in millions)	2013	2012
Gain on non-cash translation of Canadian dollar net monetary assets	$(5)	$(21)
Closure costs, impairment and other related charges	3	3
Start-up costs of idled mill	2	4
Net gain on disposition of assets	—	(3)
Other income, net	(2)	(1)
Non-cash reorganization-related and other tax adjustments	—	(6)
U.S. deferred income tax asset valuation allowance	619	—

Total	$617	$(24)

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CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Statements in this press release and the earnings conference call referred to above that are not reported financial results or other historical information of Resolute Forest Products Inc. are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to our: efforts to continue to reduce costs and increase revenues and profitability, including our cost-reduction initiatives regarding selling, general and administrative expenses; business and operating outlook; assessment of market conditions; prospects, growth strategies and the industry in which we operate; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “anticipate,” “attempt,” “project” and other terms with similar meaning indicating possible future events or potential impact on our business or Resolute’s shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause Resolute’s actual future financial condition, results of operations and performance to differ materially from those expressed or implied in the presentation referred to above include, but are not limited to, the potential risks and uncertainties set forth under the heading “Risk Factors” in exhibit 99.4 to the current report on Form 8-K filed with the United States Securities and Exchange Commission and the Canadian securities regulatory authorities on April 24, 2013.

All forward-looking statements in the presentation referred to above are expressly qualified by the cautionary statements contained or referred to above and in Resolute’s other filings with the SEC and the Canadian securities regulatory authorities. Resolute disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

ABOUT RESOLUTE FOREST PRODUCTS

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including newsprint, commercial printing papers, market pulp and wood products. The Company owns or operates over 40 pulp and paper mills and wood products facilities in the United States, Canada and South Korea, and power generation assets in Canada. Marketing its products in close to 90 countries, Resolute has third-party certified 100% of its managed woodlands to at least one of three internationally-recognized sustainable forest management standards, including 65% certified to the Forest Stewardship Council® (FSC®) standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

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Resolute and other member companies of the Forest Products Association of Canada, as well as a number of environmental organizations, are partners in the Canadian Boreal Forest Agreement. The group works to identify solutions to conservation issues that meet the goal of balancing equally the three pillars of sustainability linked to human activities: environmental, social and economic. Resolute is also a member of the World Wildlife Fund’s Climate Savers program, in which businesses establish ambitious targets to voluntarily reduce greenhouse gas emissions and work aggressively toward achieving them.

CONTACTS

Investors	Media and Others

Rémi G. Lalonde Vice President, Investor Relations 514 394-2345 ir@resolutefp.com	Seth Kursman Vice President, Corporate Communications, Sustainability and Government Affairs 514 394-2398 seth.kursman@resolutefp.com

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RESOLUTE FOREST PRODUCTS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Sales	$1,130	$1,153	$3,311	$3,375
Costs and expenses:
Cost of sales, excluding depreciation and amortization	857	890	2,572	2,602
Depreciation and amortization	61	59	182	174
Distribution costs	134	131	387	385
Selling, general and administrative expenses	38	41	126	114
Closure costs, impairment and other related charges (2)	4	5	56	98
Net gain on disposition of assets	—	(4)	(2)	(28)

Operating income (loss)	36	31	(10)	30

Other (expense) income:
Interest expense	(12)	(17)	(39)	(51)
Foreign currency translation gain (loss) (3)	3	18	(9)	21
Other, net (4)	2	1	(33)	1

Income (loss) before income taxes	29	33	(91)	1
Income tax (provision) benefit (5)	(617)	4	(546)	10

Net (loss) income including noncontrolling interests	(588)	37	(637)	11
Net loss attributable to noncontrolling interests	—	—	1	35

Net (loss) income attributable to Resolute Forest Products Inc.	$(588)	$37	$(636)	$46

Net (loss) income per share attributable to Resolute Forest Products Inc. common shareholders: (6)
Basic	$(6.22)	$0.38	$(6.72)	$0.47
Diluted	(6.22)	0.38	(6.72)	0.47
Weighted-average number of Resolute Forest Products Inc. common shares outstanding: (6)
Basic	94.6	98.1	94.7	98.0
Diluted	94.6	98.1	94.7	98.1

RESOLUTE FOREST PRODUCTS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$271	$263
Accounts receivable trade, net	577	576
Accounts receivable other	127	121
Inventories, net	528	545
Deferred income tax assets	44	56
Other current assets	81	69

Total current assets	1,628	1,630

Fixed assets, net	2,330	2,440
Amortizable intangible assets, net	66	69
Deferred income tax assets	1,340	2,000
Other assets	191	194

Total assets	$5,555	$6,333

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$560	$581
Current portion of long-term debt	7	2

Total current liabilities	567	583

Long-term debt, net of current portion	597	532
Pension and other postretirement benefit obligations	1,742	1,946
Deferred income tax liabilities	38	75
Other long-term liabilities	65	72

Total liabilities	3,009	3,208

Commitments and contingencies
Equity:
Common stock	—	—
Additional paid-in capital	3,749	3,730
(Deficit) retained earnings	(589)	47
Accumulated other comprehensive loss	(565)	(614)
Treasury stock at cost	(61)	(61)

Total Resolute Forest Products Inc. shareholders’ equity	2,534	3,102
Noncontrolling interests	12	23

Total equity	2,546	3,125

Total liabilities and equity	$5,555	$6,333

RESOLUTE FOREST PRODUCTS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in millions)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Cash flows from operating activities:
Net (loss) income including noncontrolling interests	$(637)	$11
Adjustments to reconcile net (loss) income including noncontrolling interests to net cash provided by operating activities:
Share-based compensation	5	4
Depreciation and amortization	182	174
Closure costs, impairment and other related charges	47	89
Inventory write-downs related to closures	5	7
Deferred income taxes	546	(6)
Net pension contributions	(65)	(71)
Net gain on disposition of assets	(2)	(28)
Loss (gain) on translation of foreign currency denominated deferred income taxes	53	(49)
(Gain) loss on translation of foreign currency denominated pension and other postretirement benefit obligations	(52)	39
Note payable forgiveness gain	(12)	—
Net loss on extinguishment of debt	59	—
Net planned major maintenance	(6)	(14)
Dividends received from equity method investees in excess of income	5	2
Other, net	(12)	(6)
Changes in working capital:
Accounts receivable	(8)	51
Inventories	12	(9)
Other current assets	(5)	9
Accounts payable and accrued liabilities	(5)	(11)

Net change in working capital	(6)	40

Net cash provided by operating activities	110	192

Cash flows from investing activities:
Cash invested in fixed assets	(124)	(102)
Disposition of assets	4	31
Proceeds from insurance settlements	4	—
Acquisition of Fibrek Inc., net of cash acquired	—	(24)
Decrease in restricted cash	3	76
Increase in deposit requirements for letters of credit, net	—	(12)

Net cash used in investing activities	(113)	(31)

Cash flows from financing activities:
Issuance of long-term debt	594	—
Premium paid on extinguishment of debt	(84)	—
Purchases of treasury stock	—	(45)
Dividends to noncontrolling interests	(1)	(3)
Acquisition of noncontrolling interest	—	(27)
Payments of debt	(497)	(112)
Payments of financing and credit facility fees	(9)	—
Contribution of capital from noncontrolling interest	8	—

Net cash provided by (used in) financing activities	11	(187)

Net increase (decrease) in cash and cash equivalents	8	(26)
Cash and cash equivalents:
Beginning of period	263	369

End of period	$271	$343

RESOLUTE FOREST PRODUCTS INC.

STATEMENTS OF OPERATING INCOME AND NET INCOME ADJUSTED FOR SPECIAL ITEMS

A reconciliation of our operating income, net income and net income per share reported before special items is presented in the tables below. See Note 7 to the Unaudited Consolidated Financial Statement Information regarding our use of non-GAAP measures.

Three Months Ended September 30, 2013 (unaudited, in millions except per share amounts)	Operating income (loss)	Net income (loss)	EPS
GAAP as reported	$36	$(588)	$(6.22)
Adjustments for special items:
Foreign currency translation gain	—	(5)	(0.05)
Closure costs, impairment and other related charges	4	3	0.04
Start up costs of idled mill	3	2	0.02
Other income, net	—	(2)	(0.02)
U.S. deferred income tax asset valuation allowance	—	619	6.54

GAAP as adjusted for special items	$43	$29	0.31

Three Months Ended September 30, 2012 (unaudited, in millions except per share amounts)	Operating income (loss)	Net income (loss)	EPS
GAAP as reported	$31	$37	$0.38
Adjustments for special items:
Foreign currency translation gain	—	(21)	(0.21)
Closure costs, impairment and other related charges	5	3	0.03
Start up costs of idled mill	5	4	0.04
Net gain on disposition of assets	(4)	(3)	(0.03)
Other income, net	—	(1)	(0.02)
Reorganization-related and other tax adjustments	—	(6)	(0.06)

GAAP as adjusted for special items	$37	$13	$0.13

Nine Months Ended September 30, 2013 (unaudited, in millions except per share amounts)	Operating income (loss)	Net income (loss)	EPS
GAAP as reported	$(10)	$(636)	$(6.72)
Adjustments for special items:
Foreign currency translation loss	—	9	0.10
Closure costs, impairment and other related charges	56	35	0.37
Inventory write-downs related to closures	5	3	0.03
Start up costs of idled mill	31	22	0.23
Net gain on disposition of assets	(2)	(2)	(0.02)
Net loss on extinguishment of debt	—	38	0.40
Transaction costs	5	5	0.05
Other income, net	—	(18)	(0.19)
U.S. deferred income tax asset valuation allowance	—	619	6.54

GAAP as adjusted for special items	$85	$75	$0.79

Nine Months Ended September 30, 2012 (unaudited, in millions except per share amounts)	Operating income (loss)	Net income (loss)	EPS
GAAP as reported	$30	$46	$0.47
Adjustments for special items:
Foreign currency translation gain	—	(26)	(0.27)
Severance	3	2	0.02
Closure costs, impairment and other related charges	98	52	0.53
Inventory write-downs related to closures	7	4	0.04
Start up costs of idled mill	5	4	0.04
Net gain on disposition of assets	(28)	(16)	(0.16)
Transaction costs	7	7	0.07
Reorganization-related and other tax adjustments	—	(16)	(0.16)

GAAP as adjusted for special items	$122	$57	$0.58

RESOLUTE FOREST PRODUCTS INC.

STATEMENTS OF EBITDA AND ADJUSTED EBITDA

A reconciliation of our net income including noncontrolling interests to EBITDA and Adjusted EBITDA is presented in the tables below.

See Note 7 to the Unaudited Consolidated Financial Statement Information regarding our use of non-GAAP measures EBITDA and Adjusted EBITDA

Three Months Ended September 30, 2013 (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total
Net income (loss) including noncontrolling interests	$13	$(3)	$17	$21	$—	$(636)	$(588)
Interest expense, net						12	12
Income tax provision						617	617
Depreciation and amortization	18	9	10	13	9	2	61

EBITDA	31	6	27	34	9	(5)	102
Foreign currency translation gain						(3)	(3)
Closure costs, impairment and other related charges						4	4
Start up costs of idled mill						3	3
Other income, net						(2)	(2)

Adjusted EBITDA	$31	$6	$27	$34	$9	$(3)	$104

Three Months Ended September 30, 2012 (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total
Net income (loss) including noncontrolling interests	$26	$2	$28	$(18)	$6	$(7)	$37
Interest expense, net						17	17
Income tax benefit						(4)	(4)
Depreciation and amortization	18	9	11	13	8	—	59

EBITDA	44	11	39	(5)	14	6	109
Foreign currency translation gain						(18)	(18)
Closure costs, impairment and other related charges						5	5
Start up costs of idled mill						5	5
Net gain on disposition of assets						(4)	(4)
Other income, net						(1)	(1)

Adjusted EBITDA	$44	$11	$39	$(5)	$14	$(7)	$96

Nine Months Ended September 30, 2013 (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total
Net income (loss) including noncontrolling interests	$21	$(1)	$25	$26	$32	$(740)	$(637)
Interest expense, net						39	39
Income tax provision						546	546
Depreciation and amortization	54	27	30	39	27	5	182

EBITDA	75	26	55	65	59	(150)	130
Foreign currency translation loss						9	9
Closure costs, impairment and other related charges						56	56
Inventory write-downs related to closures						5	5
Start up costs of idled mill						31	31
Net gain on disposition of assets						(2)	(2)
Net loss on extinguishment of debt						59	59
Transaction costs						5	5
Other income, net						(26)	(26)

Adjusted EBITDA	$75	$26	$55	$65	$59	$(13)	$267

Nine Months Ended September 30, 2012 (unaudited, in millions)	Newsprint	Coated papers	Specialty papers	Market pulp	Wood products	Corporate and other	Total
Net income (loss) including noncontrolling interests	$79	$6	$70	$(38)	$12	$(118)	$11
Interest expense, net						51	51
Income tax benefit						(10)	(10)
Depreciation and amortization	54	28	35	31	26	—	174

EBITDA	133	34	105	(7)	38	(77)	226
Foreign currency translation gain						(21)	(21)
Severance						3	3
Closure costs, impairment and other related charges						98	98
Inventory write-downs related to closures						7	7
Start up costs of idled mill						5	5
Net gain on disposition of assets						(28)	(28)
Transaction costs						7	7
Other income, net						(1)	(1)

Adjusted EBITDA	$133	$34	$105	$(7)	$38	$(7)	$296

RESOLUTE FOREST PRODUCTS INC.

Notes to the Unaudited Consolidated Financial Statement Information

1.	In the second quarter of 2013, we changed our accounting policy for repairs and maintenance costs associated with planned major maintenance activities. Previously, all repairs and maintenance costs, including those associated with planned major maintenance, were expensed as incurred. We elected to change our accounting policy for planned major maintenance costs to the deferral method, whereby the costs of each planned major maintenance activity are amortized on a straight-line basis over the estimated period until the next planned major maintenance activity. All other routine repairs and maintenance costs continue to be expensed as incurred. We believe that the deferral method is preferable as the economic benefit associated with planned major maintenance activities are more appropriately recognized over the period of future benefit, which is not limited to the period the expense is incurred. In addition, the deferral method enhances the comparability of our financial results with our peer companies. In accordance with Financial Accounting Standards Board Accounting Standards Codification 250, “Accounting Changes and Error Corrections,” we have applied the change in accounting policy retroactively by adjusting our comparative consolidated financial statements for the effect of this change.

The effect of the change in accounting policy on our Consolidated Statements of Operations for the three months ended September 30, 2013 and 2012 was as follows:

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
(Unaudited, in millions, except per share amounts)	Before Accounting Policy Change	Adjustment	As Reported	As Previously Reported	Effect of Change	As Adjusted
Cost of sales, excluding depreciation and amortization	$856	$1	$857	$895	$(5)	$890
Income tax (provision) benefit	(621)	4	(617)	3	1	4
Net (loss) income attributable to Resolute Forest Products Inc.	(591)	3	(588)	31	6	37
Net (loss) income per share attributable to Resolute Forest Products Inc. common shareholders:
Basic	(6.25)	0.03	(6.22)	0.32	0.06	0.38
Diluted	(6.25)	0.03	(6.22)	0.32	0.06	0.38

RESOLUTE FOREST PRODUCTS INC.

Notes to the Unaudited Consolidated Financial Statement Information

The effect of the change in accounting policy on our Consolidated Statements of Operations for the nine months ended September 30, 2013 and 2012 was as follows:

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
(Unaudited, in millions, except per share amounts)	Before Accounting Policy Change	Adjustment	As Reported	As Previously Reported	Effect of Change	As Adjusted
Cost of sales, excluding depreciation and amortization	$2,578	$(6)	$2,572	$2,616	$(14)	$2,602
Income tax (provision) benefit	(546)	—	(546)	12	(2)	10
Net (loss) income attributable to Resolute Forest Products Inc.	(642)	6	(636)	34	12	46
Net (loss) income per share attributable to Resolute Forest Products Inc. common shareholders:
Basic	(6.78)	0.06	(6.72)	0.35	0.12	0.47
Diluted	(6.78)	0.06	(6.72)	0.35	0.12	0.47

The effect of the change in accounting policy on our Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012 was as follows:

	September 30, 2013			December 31, 2012
(Unaudited, in millions)	Before Accounting Policy Change	Adjustment	As Reported	As Previously Reported	Effect of Change	As Adjusted
Other current assets	$64	$17	$81	$58	$11	$69
Deferred income tax assets (non-current)	1,342	(2)	1,340	2,002	(2)	2,000
(Deficit) retained earnings	(604)	15	(589)	38	9	47

There was no impact on net cash provided by operating activities for all periods as a result of the change in accounting policy.

RESOLUTE FOREST PRODUCTS INC.

Notes to the Unaudited Consolidated Financial Statement Information

2.	Closure costs, impairment and other related charges for the three and nine months ended September 30, 2013 were comprised of the following:

(Unaudited, in millions)	Accelerated Depreciation	Pension Plan Curtailment Loss and Settlement (Gain)	Severance and Other Costs	Total
Indefinite idlings:
Paper machine in Calhoun, Tennessee
Third quarter 2013	$—	$—	$—	$—
First nine months 2013	44	—	5	49
Kraft mill and paper machine in Fort Frances, Ontario
Third quarter 2013	—	—	—	—
First nine months 2013	—	—	4	4
Restructuring initiative:
Baie-Comeau, Quebec paper mill
Third quarter 2013	—	2	2	4
First nine months 2013	—	2	2	4
Other
Third quarter 2013	—	—	—	—
First nine months 2013	—	(1)	—	(1)

Total
Third quarter 2013	$—	$2	$2	$4
First nine months 2013	44	1	11	56

RESOLUTE FOREST PRODUCTS INC.

Notes to the Unaudited Consolidated Financial Statement Information

Closure costs, impairment and other related charges for the three and nine months ended September 30, 2012 were comprised of the following:

(Unaudited, in millions)	Impairment of Assets	Accelerated Depreciation	Pension plan Curtailment and Settlement Losses	Severance and Other Costs	Total
Indefinite idlings:
Bowater Mersey Paper Company Limited
Third quarter 2012	$(7)	$—	$—	$5	$(2)
First nine months 2012	63	—	9	14	86
Paper machine in Catawba, South Carolina
Third quarter 2012	1	—	—	—	1
First nine months 2012	1	—	—	—	1
Restructuring initiatives:
Catawba paper mill
Third quarter 2012	—	—	—	3	3
First nine months 2012	—	—	—	3	3
Baie-Comeau, paper mill
Third quarter 2012	—	—	—	—	—
First nine months 2012	—	—	3	1	4
Other
Third quarter 2012	—	1	—	2	3
First nine months 2012	—	1	2	1	4

Total
Third quarter 2012	$(6)	$1	$—	$10	$5
First nine months 2012	64	1	14	19	98

3.	During the three months ended September 30, 2013, we recorded a foreign currency translation gain of $3 million. This gain is a result of the stronger Canadian dollar relative to the U.S. dollar as of September 30, 2013 and its impact on the translation of Canadian dollar monetary assets in our principal Canadian operating subsidiary. During the nine months ended September 30, 2013, we recorded a foreign currency translation loss of $9 million as a result of the translation of our Canadian dollar balance sheet amounts.

4.	Other, net for the three and nine months ended September 30, 2013 and 2012 was comprised of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited, in millions)	2013	2012	2013	2012
Net loss on extinguishment of debt	$—	$—	$(59)	$—
Note payable forgiveness gain	—	—	12	—
Gain on liquidation settlement	3	—	12	—
Post-emergence costs	—	(2)	(1)	(7)
Miscellaneous (expense) income	(1)	3	3	8

	$2	$1	$(33)	$1

RESOLUTE FOREST PRODUCTS INC.

Notes to the Unaudited Consolidated Financial Statement Information

5.	During the three and nine months ended September 30, 2013, we recorded an income tax provision of $617 million and $546 million, respectively. We recorded for the three months ended September 30, 2013 an increase to the income tax provision of $619 million to establish a full valuation allowance against our net U.S. deferred income tax assets. An important factor we considered when reviewing the likelihood of realization is the existence of a three-year cumulative loss in our U.S. operations, as determined under applicable accounting standards. This cumulative loss limits our ability to rely on projections of future earnings to support continued recognition of our U.S. deferred income tax assets.

6.	For the calculation of basic and diluted (loss) income per share for the three and nine months ended September 30, 2013 and 2012, no adjustments to net (loss) income attributable to Resolute Forest Products Inc. were necessary.

7.	Tables represent a reconciliation of certain financial statement line items reported under generally accepted accounting principles (“GAAP”) to our use of non-GAAP measures of operating income (loss), net income (loss) and net income (loss) per share, in each case adjusted for special items, as well as EBITDA and adjusted EBITDA, in each case by reportable segment. We believe that these measures are useful because they allow the reader to more easily compare our ongoing operations, financial performance and EPS from period to period. They are also consistent with the indicators management uses internally to measure our performance. These non-GAAP measures should be considered in addition to and not a substitute for measures of financial performance calculated and presented in accordance with GAAP in our Consolidated Statement of Operations in our filings with the Securities and Exchange Commission. Consequently, readers should rely on GAAP operating income (loss), operating income (loss) by reportable segment, net income (loss) and net income (loss) per share. Non-GAAP measures included in our press release include:

Operating income (loss) adjusted for special items—is defined as operating income (loss) from our Consolidated Statements of Operations excluding special items, such as closure costs, impairment and other related charges, severance costs, inventory write-downs, start up costs of idled mills, gains and losses on dispositions of assets, transaction costs and other charges or credits that are excluded from our segment’s performance from GAAP operating income (loss).

Net income (loss) adjusted for special items—is defined as net income (loss) from our Consolidated Statements of Operations excluding the same items as under operating income (loss) adjusted for the special items, in addition to the effects of foreign currency translation, net loss on extinguishment of debt, other income (expense) and reorganization-related and other tax adjustments.

Net income (loss) per share (EPS) adjusted for special items—is defined as diluted EPS calculated based on the net income (loss) adjusted for special items as described above.

EBITDA by reportable segment—is defined as net income (loss) including noncontrolling interests from our Consolidated Statements of Operations, allocated to each of our reportable segments (newsprint, coated papers, specialty papers, market pulp and wood products) in accordance with FASB ASC 290, “Segment Reporting,” and adjusted for depreciation and amortization. EBITDA for the corporate and other segment is defined as net income (loss) including noncontrolling interests from our Consolidated Statements of Operations after the allocation to reportable segments, adjusted for interest expense, income taxes and depreciation and amortization.

Adjusted EBITDA – is defined as EBITDA excluding the special items described above.